SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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FIRST MIDWEST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Midwest Bancorp, Inc. 300 Park Boulevard, Suite 400 Itasca, Illinois 60143-9768 (630) 875-7450

April 15, 2003

Dear Shareholder:

It is my pleasure to invite you to the 2003 Annual Meeting of Shareholders of First Midwest Bancorp, Inc. The meeting will be held on Tuesday, May 20, 2003 at 9:30 a.m. at the Sheraton Suites Hotel, 121 Northwest Point Boulevard, Elk Grove Village, Illinois.

William J. Cowlin, whose term of office expires with the 2003 Annual Meeting, will not stand for reelection. On behalf of First Midwest Bancorp, Inc., we wish to thank Mr. Cowlin for his service and wise counsel since joining the Board in 1997. Although retired, Mr. Cowlin will continue to serve us as an Emeritus Director.

The notice of annual meeting, proxy statement and proxy card are enclosed. Also, First Midwest is pleased to offer its shareholders the opportunity to receive shareholder communications electronically. You may access the notice of annual meeting and proxy statement on the Internet at www.firstmidwest.com. For more information, see “Electronic Access to Proxy Materials and Annual Report” on page 2 of the proxy statement.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You may accomplish this in any one of three ways: (i) via the Internet; (ii) by telephone; or (iii) by signing the enclosed proxy card and returning it in the accompanying envelope, all as more fully described in the accompanying Proxy Statement. If you attend the Annual Meeting and wish to vote in person, you may do so even though you have previously voted by proxy.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote at your earliest opportunity.

I look forward to seeing you on May 20th.

Yours very truly,

John M. O’Meara
President and
Chief Executive Officer

First Midwest Bancorp, Inc. 300 Park Boulevard, Suite 400 Itasca, Illinois 60143-9768 (630) 875-7450

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2003

To the Shareholders of

FIRST MIDWEST BANCORP, INC.:

     The Annual Meeting of Shareholders of First Midwest Bancorp, Inc. will be held at the Sheraton Suites Hotel, 121 Northwest Point Boulevard, Elk Grove Village, Illinois, on Tuesday, May 20, 2003 at 9:30 a.m. for the purpose of:

1)	Electing four directors: Bruce S. Chelberg, Joseph W. England, Patrick J. McDonnell and Robert P. O’Meara; and

2)	Transacting such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

     Your vote is important. We encourage you to promptly vote your shares over the Internet or by telephone as described on the proxy form, or by returning your signed proxy card in the accompanying envelope.

By order of the Board of Directors:

Steven H. Shapiro
Executive Vice President and
Corporate Secretary

April 15, 2003

First Midwest Bancorp, Inc. 300 Park Boulevard, Suite 400 Itasca, Illinois 60143-9768 (630) 875-7450

PROXY STATEMENT
FOR ANNUAL MEETING TO BE HELD ON MAY 20, 2003

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Midwest Bancorp, Inc. (the “Company”) of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held May 20, 2003 at 9:30 a.m. at the Sheraton Suites Hotel, 121 Northwest Point Boulevard, Elk Grove Village, Illinois and at any adjournments or postponements of that meeting. This Proxy Statement, the Form of Proxy and the Company’s 2002 Annual Report were first mailed on April 15, 2003.

Record Date and Share Ownership

The Board of Directors has fixed the close of business on April 7, 2003 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding 46,608,986 shares of common stock, par value of $0.01 per share par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote.

Proxies and Voting Procedures

     YOUR VOTE IS IMPORTANT. Because many shareholders cannot personally attend the Annual Meeting, it is necessary that a large number of shareholders be represented by proxy. Registered shareholders voting by proxy may use one of the following three options:

  Filling out the enclosed proxy card, signing it, and mailing it in the enclosed postage-paid envelope;

  Voting by telephone (instructions are on the proxy card); or

  Voting by Internet (instructions are on the proxy card).

     Shareholders whose shares are held in the name of a bank, broker, or other nominee may or may not be able to use Internet or telephone voting. For information, please refer to the voting materials you receive or contact your bank, broker or nominee.

     The instructions for Internet and telephone voting are provided on the proxy card. The Internet and telephone voting instructions are designed to verify shareholders’ identities, allow shareholders to give voting instructions and confirm that their instructions have been properly recorded. Shareholders who vote over the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the shareholder. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. E.D.T. on May 19, 2003. Shareholders who vote through the Internet or by telephone need not return a proxy card by mail.

     Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If there are no such instructions, the shares will be voted: (i) in favor of the election of the nominees for director; and (ii) in the discretion of the named proxies on any other matters which may properly come before the Annual Meeting.

     A shareholder may revoke a proxy by: executing a later-dated proxy by Internet, telephone or mail; giving written notice of such revocation to the Corporate Secretary of the Company; or voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

     The Inspector of Election appointed by the Board of Directors for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting and will determine whether or not a quorum is present. The Inspector of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     A vote to “abstain” on the election of directors will have no effect on the outcome. If you vote “abstain”, your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

     If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.

Voting of Shares in the First Midwest Bancorp, Inc. Dividend Reinvestment Plan

     The Company’s Stock Transfer Agent, Mellon Investor Services, is the record owner of all shares of Common Stock held for participants in the Dividend Reinvestment & Stock Purchase Plan (“DR Plan”). Each DR Plan participant will receive a single proxy card covering both the shares of Common Stock credited to the participant’s DR Plan account and the shares owned by such participant outside the DR Plan.

Voting by Participants in Employee Plans

     If an employee participates in the First Midwest Bancorp Stock Option Gain Deferral Plan, the First Midwest Common Stock Fund under the First Midwest Bancorp Savings and Profit Sharing Plan or the First Midwest Bancorp Nonqualified Retirement Plan (the “Employee Plans”) or the DR Plan, the employee will receive one proxy for all accounts registered in the same name. If all of the accounts are not registered in the same name, the employee will receive a separate proxy for each account that is registered in a different name.

     The Trustees under the Employee Plans are the record owners of all shares of Common Stock held for participants in the Employee Plans. The Trustees will vote the shares held for the account of each participant in an Employee Plan in accordance with the directions received from participants. In order to obtain such voting directions, the Trustees will forward this Proxy Statement and a direction card to each Employee Plan participant. Participants may provide their voting directions to the Trustees through the Internet or by telephone as described on the direction card, or by executing and returning the direction card in the accompanying envelope. Voting directions must be given if the shares held pursuant to the Employee Plans are to be voted. Shares held in the Employee Plans for which no directions are received will be voted by the Trustees proportionally in the same manner as it votes shares for which directions were received. All direction cards returned will be kept confidential by the Trustees or its tabulating agent and will not be disclosed to the Company or any of its employees. Because Employee Plan participants are not the record owners of the related shares, such shares may not be voted in person by Employee Plan participants at the Annual Meeting.

Electronic Access to Proxy Materials and Annual Report

     First Midwest is pleased to offer its shareholders the opportunity to receive future proxy statements and annual reports electronically over the Internet. By signing up for electronic delivery, shareholders can receive these communications as soon as they become available and help the Company reduce printing and postage costs. Shareholders can access the proxy statement and the 2002 Annual Report electronically by going to the “Investor Relations” section of the Company’s Internet website located at: http://www.firstmidwest.com/fmbi.asp.

     If you are a shareholder of record at the close of business on April 7, 2003, you can choose this option by following the instructions provided at the Internet voting website at www.proxyvote.com. Most shareholders who vote their shares for the Annual Meeting over the Internet will be given the opportunity to consent to future delivery of First Midwest documents over the Internet.

     Shareholders can also register for this option by following the instructions provided on the following Internet website: http://www.icsdelivery.com/fmbi or by calling Steven H. Shapiro, Corporate Secretary at (630) 875-7345 or by writing to First Midwest: First Midwest Bancorp, Inc., 300 Park Boulevard, Suite 400, Itasca, Illinois 60143: Attention: Corporate Secretary.

     If you choose to receive future proxy statements and annual reports electronically, then prior to next year’s Annual Meeting you will receive e-mail notification when the proxy materials and annual report are available for your on-line review over the Internet. The e-mail will also include instructions for voting over the Internet. Your enrollment will be effective until you cancel it. You will not have to elect Internet access each year.

     If you hold your shares through a bank, broker, or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

     Shareholders who hold their shares through a bank, broker, or other nominee and who elect electronic access will receive information next year containing the Internet address for use in accessing First Midwest’s proxy statement and annual report.

Cost of Solicitation

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy Statement, will be borne by the Company. In addition to the solicitation of proxies by mail, the Company’s directors, officers, employees and agents thereof may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

     Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares of record held by them and will be reimbursed for their reasonable expenses.

ELECTION OF DIRECTORS

     The Company has three classes of directors of as nearly as equal size as possible. Each year the shareholders elect the members of a class of directors to serve for a term of three years. This year the nominees are Bruce S. Chelberg, Joseph W. England, Patrick J. McDonnell and Robert P. O’Meara.

     Mr. William J. Cowlin, who has been a director since 1997, will retire from the Board at the Annual Meeting. Thereafter, Mr. Cowlin will serve as an Emeritus Director of the Company. Emeritus Directors are invited to Board meetings but do not have any voting rights.

     The nominees for director have been nominated for election for a term to end at the 2006 Annual Meeting of Shareholders. The Board expects that the nominees will be available for election. If any nominee is not available for election, the proxies may be voted for another person to fill the vacancy or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the election of Bruce S. Chelberg, Joseph W. England, Patrick J. McDonnell and Robert P. O’Meara.

Nominees For Director To Serve Until 2006

Bruce S. Chelberg, 68 (Director since 1989). Mr. Chelberg retired in 2000 as Chairman and Chief Executive Officer of Whitman Corporation, Rolling Meadows, Illinois (a diversified, multinational holding company). He is a director of Snap-On Tools Corporation, Northfield Laboratories, Inc. and Actuant Corporation.

Joseph W. England, 62 (Director since 1986). Mr. England retired in 2000 as Senior Vice President of Deere & Company, Moline, Illinois (a mobile power equipment manufacturer). He is a director of Winnebago Industries.

Patrick J. McDonnell, 59 (Director since 2002). Since July 2000, Mr. McDonnell has served as the President and Chief Executive Officer of the McDonnell Company LLC, Lake Forest, Illinois (a business consulting company). From September 1999 through June 2000, Mr. McDonnell served as the President and Chief Executive Officer of Jordan Professional Services, a professional services firm. From September 1998 through August 1999, Mr. McDonnell served as the President and Chief Operating Officer of LAI Worldwide, an executive recruitment firm. From July 1998 through August 1998, Mr. McDonnell served as Director of Global Assurance for PricewaterhouseCoopers LLP, an accounting firm. Prior to that time, Mr. McDonnell served as the Vice Chairman of Business Assurance for Coopers & Lybrand LLP. He is a director of SS&C Technologies, Inc.

Robert P. O’Meara, 65 (Director since 1982). Mr. O’Meara is Chairman of the Board of the Company. Mr. O’Meara served as Chief Executive Officer of the Company from 1987 through the end of 2002. He is the brother of John M. O’Meara.

Directors Continuing To Serve Until 2004

Brother James Gaffney, FSC, 60 (Director since 1998). Brother Gaffney is President of Lewis University, Romeoville, Illinois (an independent private institution of higher education). He is a director of MediChem Life Sciences, Inc.

John L. Sterling, 59 (Director since 1998). Mr. Sterling is the President and owner of Sterling Lumber Company, Blue Island, Illinois (a lumber distributor). Mr. Sterling was a director of Heritage Financial Services, Inc. when it was acquired by the Company on July 1, 1998, at which time he was appointed to serve as a director of the Company.

J. Stephen Vanderwoude, 59 (Director since 1991). Mr. Vanderwoude is Chairman and Chief Executive Officer of Madison River Communications, Mebane, North Carolina (an integrated communications provider). He is a director of Centennial Communications.

Directors Continuing To Serve Until 2005

Vernon A. Brunner, 62 (Director since 1997). Mr. Brunner is President and Chief Executive Officer of Brunner Marketing Solutions, LLC, Lake Forest, Illinois (a consultant in marketing and distribution of pharmaceutical and consumer products). Prior to 2001, he was Executive Vice President-Marketing and Director of Walgreen Co. He is a director of Natrol, Inc.

O. Ralph Edwards, 68 (Director since 1988). Mr. Edwards retired in 1993 as Corporate Vice President-Human Resources of Abbott Laboratories Abbott Park, Illinois (a health care products manufacturer).

Thomas M. Garvin, 67 (Director since 1989). Mr. Garvin retired in 2001 as President and Chief Executive Officer of G.G. Products Company, Oakbrook, Illinois (a food business acquirer).

John M. O’Meara, 57 (Director since 1982). Mr. O’Meara has served as President and, since January 1, 2003, Chief Executive Officer of the Company. He also serves as Chairman and Chief Executive Officer of First Midwest Bank, a wholly owned subsidiary of the Company (the “Bank”). Previously, he was President and Chief Operating Officer of the Company. He is the brother of Robert P. O’Meara.

BOARD OF DIRECTORS’ OPERATIONS

Meetings

     The Company’s Board of Directors held five meetings during 2002. Each Director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and of all committees of the Board of Directors on which he served.

Committees

     The Board of Directors has established three standing committees: Audit, Compensation and Nominating Committees.

Audit Committee

     The current members of the Audit Committee are: Joseph W. England, Chairman, Bruce S. Chelberg, Thomas M. Garvin, Patrick J. McDonnell and J. Stephen Vanderwoude. The members of the Audit Committee are “independent” directors as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the external auditors’ qualifications and independence; and performance of the external auditors and the Company’s internal audit function. The Board of Directors has adopted a written charter for the Audit Committee that outlines these and other responsibilities and processes of the Audit Committee. The Audit Committee met nine times in 2002.

Compensation Committee

     The current members of the Compensation Committee are: O. Ralph Edwards, Chairman, Vernon A. Brunner and John L. Sterling. The functions of this Committee are to determine and recommend to the Board of Directors the compensation of the Company’s directors and executive officers and to review the propriety of the Company’s compensation and benefits programs. The Compensation Committee met four times in 2002.

Nominating Committee

     The current members of the Nominating Committee are: Bruce S. Chelberg, Chairman, Vernon A. Brunner, O. Ralph Edwards and Brother James Gaffney. The Nominating Committee develops and recommends to the Board a set of corporate governance principles and reviews these principles annually; recommends to the Board changes to the size of the Board or its committees; identifies individuals qualified to become Board members and recommends nominees to the Board; recommends and develops standards in making “independence” determinations for directors; and identifies Board members qualified to fill committee vacancies. The Nominating Committee will consider nominees recommended by shareholders if the procedures set forth under “Notice of Business to be Conducted at Meeting” are met. The Nominating Committee met five times in 2002.

Board of Directors’ Compensation

     Non-employee members of the Board of Directors are compensated by the Company through an annual $15,000 retainer, payable quarterly and a $1,000 fee for each Board meeting attended. Non-employee Chairpersons of Board committees receive an additional $2,000 annual retainer, payable quarterly. Non-employee committee members, including the Chairperson, also receive a $1,000 fee for each Committee meeting attended. The average total cash compensation paid in 2002 to Non-employee directors was $20,500. Employees who are members of the Board of Directors receive no compensation for serving on the Board.

     The Company has entered into a Retirement and Consulting Agreement with Robert P. O’Meara, which will provide for annual consulting fees of $150,000, effective upon his retirement from Company employment on April 30, 2003. A description of this Agreement appears under the caption “Retirement and Consulting Agreement” on page 12 of this Proxy Statement.

Deferred Compensation Plan for Non-Employee Directors

     The Deferred Compensation Plan for Non-Employee Directors allows Non-employee directors to defer receipt of either 50% or 100% of any director fees and retainers due such directors. Deferred director fees and retainers are payable at the director’s election, either as a lump sum or in installments over a period not to exceed fifteen years. Payments under this plan begin at the date specified by the director or upon cessation of service as a director.

Non-Employee Directors’ 1997 Stock Option Plan

     The Non-Employee Directors’ 1997 Stock Option Plan (the “Directors’ Plan”) provides for the granting of nonqualified stock options for shares of Common Stock to Non-employee Board members. A maximum of 281,250 shares of Common Stock are reserved for issuance thereunder. The timing, amounts, recipients and other terms of the option grants are determined by the provisions of, or formulas in, the Directors’ Plan. The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant. All options have a term of ten years from the date of grant and become exercisable one year from the grant date subject to accelerated vesting in the event of death, disability or a change in control, as defined in the Directors’ Plan. During 2002, each Non-employee director was granted 2,215 options to purchase the Common Stock at a weighted average exercise price of $28.695. Directors first elected during the service year are granted options on a pro rata basis to those granted to the directors at the start of the service year. On November 20, 2002, Patrick J. McDonnell was granted an option to purchase 1,160 shares of the Common Stock at a price of $27.41.

EXECUTIVE OFFICERS OF THE COMPANY

     The Company’s executive officers are elected annually by the Company’s Board of Directors. Certain information regarding the Company’s executive officers is set forth below.

Name (Age)	Position or Employment for Past Five Years	Executive Officer Since

John M. O’Meara (57)	President and, since 2003, Chief Executive Officer of the Company; Chairman and Chief Executive Officer of the Bank; prior to 2003, Chief Operating Officer of the Company	1987

Gary A. Breidenbach (62)	Executive Vice President and Chief Credit Officer of the Bank	2002

Mark M. Dietrich (55)	Executive Vice President and Chief Operations Officer of the Bank	2002

Thomas J. Schwartz (53)	Group President, Commercial Banking of First Midwest Bank since 2000; prior thereto, Regional President of the Bank’s North Metro Region	2002

Michael L. Scudder (42)	Executive Vice President, Chief Financial Officer and Principal Accounting Officer of the Company since 2002; Executive Vice President, Chief Financial Officer and Principal Accounting Officer of the Bank	2002

Steven H. Shapiro (45)	Executive Vice President and Corporate Secretary since 2003; prior thereto, Deputy General Counsel and Assistant Secretary of FMC Technologies, Inc. since 2001, and Associate General Counsel and Assistant Secretary of FMC Corporation since 1998	2003

Janet M. Viano (47)	Group President, Retail Banking of the Bank since 2000; prior thereto, Director of Customer Service of the Bank	2002

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information with respect to annual and other compensation paid to the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated Executive Officers during the last fiscal years.

				Long-Term Compensation Awards
		Annual Compensation (1) (2)
Name and Principal Position	Fiscal Year			Securities Underlying Options (#)	All Other Compensation ($) (3)
		Salary ($)	Bonus ($)

Robert P. O’Meara	2002	$560,000	$450,458	141,061	$69,705
Chairman of the Board (4)	2001	520,000	415,093	186,304	59,017
	2000	487,000	290,271	151,610	47,800

John M. O’Meara	2002	460,000	370,019	110,739	58,430
President & Chief	2001	425,000	360,508	122,244	48,162
Executive Officer (5)	2000	396,000	236,032	104,028	38,833

Michael L. Scudder	2002	185,000	103,776	9,671	19,253
Executive Vice President &	2001	143,000	74,217	9,534	14,880
Chief Financial Officer (6)	2000	130,000	57,333	10,598	11,816

Thomas J. Schwartz	2002	302,640	168,532	16,526	33,030
Group President-	2001	291,000	146,988	9,998	29,947
Commercial Banking, First	2000	255,840	111,120	6,455	24,053
Midwest Bank

Mark M. Dietrich	2002	180,000	92,693	11,284	19,569
Executive Vice President &	2001	166,000	86,154	14,903	17,126
Chief Operations Officer,	2000	159,850	64,105	13,031	14,846
First Midwest Bank
Notes:
(1)	Does not include other annual compensation received in the form of perquisites that did not exceed the lesser of $50,000 or 10% of the executive’s total salary and bonus.
(2)	Includes amounts deferred at the direction of these executives pursuant to the Company’s qualified and, if applicable,nonqualified defined contribution retirement plans.
(3)	“All Other Compensation” represents contributions by the Company to the Company’s qualified and nonqualified defined contribution retirement plans.
(4)	Retired as Chief Executive Officer on December 31, 2002.
(5)	Elected Chief Executive Officer as of January 1, 2003.
(6)	Elected Executive Vice President and Chief Financial Officer of the Company on August 1, 2002.

Stock Option Grants in 2002

Individual Grants

Name	Type (1)	# of Securities Underlying Options Granted in 2002 (2)(3)	% of Total Options Granted to Employees in 2002	Per Share Exercise Price ($)	Expiration Date	Grant Date Present Value ($) (4)

Robert P. O’Meara	NQSO	52,692		$28.70	2/20/12	$391,970
	NQSO-R	9,013		29.13	2/16/04	31,863
	NQSO-R	9,614		29.13	2/15/05	43,694
	NQSO-R	9,999		29.13	2/21/06	52,932
	NQSO-R	10,407		29.13	2/19/07	62,407
	NQSO-R	8,117		29.13	2/18/08	53,959
	NQSO-R	8,441		29.13	2/17/09	60,879
	NQSO-R	10,207		27.00	8/18/09	53,889
	NQSO-R	22,571		29.13	2/16/10	173,758

		141,061	24.5%			$925,351

John M. O’Meara	NQSO	43,283		$28.70	2/20/12	$321,978
	NQSO-R	1,278		31.01	2/15/05	5,981
	NQSO-R	7,631		31.01	2/21/06	41,722
	NQSO-R	7,948		31.01	2/19/07	49,740
	NQSO-R	12,397		31.01	2/18/08	85,864
	NQSO-R	6,448		31.01	2/17/09	47,392
	NQSO-R	7,117		28.09	2/17/09	47,225
	NQSO-R	5,601		31.01	8/18/09	42,323
	NQSO-R	19,036		28.09	2/16/10	134,310

		110,739	19.2%			$776,535

Michael L. Scudder	NQSO	7,998		$28.70	2/20/12	$59,496
	NQSO-S	1,673		29.25	8/21/12	11,519

		9,671	1.7%			$71,015

Thomas J. Schwartz	NQSO	14,637		$28.70	2/20/12	$15,304
	NQSO-R	4,843		27.61	2/17/03	1,222

		19,480	2.9%			$16,526

Mark M. Dietrich	NQSO	9,409		$28.70	2/20/12	$69,992
	NQSO-R	1,875		30.27	2/16/10	14,399

		11,284	2.0%			$84,391

Notes:
(1)	Nonqualified Stock Option (NQSO), Nonqualified Reload Stock Option (NQSO-R) (see Note 3) or Nonqualified Stock Option Supplemental grant (NQSO-S).
(2)	The options listed in the first line opposite each executive officer’s name are 2002 original options granted under the Company’s Omnibus Stock and Incentive Plan (the “Omnibus Plan”), which vest over a period of three years (subject to accelerated vesting in connection with death, disability or a change in control), include reload features (see Note 3) and are nontransferable except to family members or family trusts or partnerships; all other options in 2002 are reload stock options which vest in six months (see Note 3).

(3)	Optionees may tender previously acquired shares of the Company’s Common Stock in payment of the exercise price of a stock option and may tender previously acquired shares or request the Company to withhold sufficient shares to pay the taxes arising from the exercise. The options described above as “reload stock options” are nonqualified stock options granted to replace the number of shares thus tendered and/or withheld. The reload stock option will have an exercise price equal to the fair market value of the Common Stock on the exercise date of the underlying exercised option, will be first exercisable six months from such date and will expire on the scheduled expiration date of the underlying exercised option. All reload stock options become fully exercisable in connection with a change in control of the Company (as defined in the Omnibus Plan). The reload stock options are nontransferable except to family members or family trusts or partnerships.

(4)	The “Grant Date Present Value” above was determined using the Black-Scholes option-pricing model, a theoretical method for estimating the present value of stock options based on complex assumptions about the stock’s price volatility and dividend rate as well as interest rates. Because of the unpredictability of the assumptions required, the Black-Scholes model, or any other valuation model, is incapable of accurately predicting the stock price of the Common Stock or of placing an accurate present value on options to purchase stock. In performing the calculations it was assumed that: (i) the volatility of the stock price was equal to 22.4%; (ii) an expected dividend yield of 2.7%; (iii) a risk-free interest rate ranging from 1.17% to 5.56% based on the ten-year U.S. Treasury Note effective on the date of grant, to correspond to the term of the options; (iv) an expected option life of nine years for non-reload options and to the end of their terms for reload options at the time of exercise; and (v) no adjustments were made for risk of forfeiture. The ultimate value of the options will depend on the future stock price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the stock price of the Common Stock, on the date the option is exercised, over the exercise price of the option.

Aggregated Option Exercises in 2002 and Option Value as of December 31, 2002

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Dec. 31, 2002		Value of Unexercised In-the-Money Options at Dec. 31, 2002 (2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert P. O’Meara	137,831	$942,914	104,818	161,030	$—	$559,629
John M. O’Meara	119,028	684,372	75,410	123,337	38,788	456,149
Michael L. Scudder	3,746	65,992	18,387	24,504	167,001	84,173
Thomas J. Schwartz	3,593	65,477	22,120	26,084	243,755	53,880
Mark M. Dietrich	13,929	125,885	11,009	26,990	52,905	100,728
Notes:
(1)	The value realized was deferred by the election of each of the executives into the Company’s Nonqualified Stock Option Gain Deferral Plan in the form of 32,554, 21,872, 0, 2,371, and 1,209 shares of Common Stock for Robert P. O’Meara, John M. O’Meara, Michael L. Scudder, Thomas J. Schwartz, and Mark M. Dietrich, respectively.

(2)	Options are considered “in-the-money” if the fair market value of the underlying Common Stock exceeds the exercise price of the related stock option. For “in-the-money” options, the “Value of Unexercised In-the-Money Options at December 31, 2002” represents the difference between the closing price of the Common Stock on December 31, 2002 ($26.71) and the exercise price of the underlying options, multiplied by the number of applicable options. Since the inception of the Omnibus Plan, no stock options have been repriced.

Defined Benefit or Actuarial Pension and Retirement Plans

	Consolidated Pension Plan Table
	Years of Service
Average Final Earnings
	10	15	20	25	30	35

$125,000	$14,090	$19,363	$24,941	$30,519	$36,097	$41,675
150,000	17,310	23,818	30,646	37,474	44,302	51,130
175,000	20,530	28,273	36,351	44,429	52,507	60,585
200,000	23,750	32,728	42,056	51,384	60,712	70,040
225,000	26,970	37,183	47,761	58,339	68,917	79,495

     The table above illustrates the amount of annual retirement income, computed on an actuarial basis using the “straight-life annuity method” provided by the Company’s consolidated defined benefit pension plan at normal retirement age (65) in specified average earnings and service classifications. (Benefits are payable for life, or if spousal benefits are elected, a reduced amount is payable for the life of the employee and of the surviving spouse.)

     “Average Final Earnings” are determined substantially on the basis of the annual compensation included in the Summary Compensation Table, subject to the provisions of the Internal Revenue Code limiting the amount of annual compensation, which may be taken into account. (The limitation for 2002 was $200,000. For the five years prior to 2002, the limitations were as follows: 2001 and 2000 - $170,000; and 1999, 1998 and 1997 - $160,000. The amounts shown in the pension table above are not offset by any available Social Security benefits. At December 31, 2002, the years of credited service for the Company’s consolidated defined benefit pension plan for the executives included in the Summary Compensation Table were as follows: Robert P. O’Meara, John M. O’Meara, Thomas J. Schwartz and Mark M. Dietrich - twenty-three; and Michael L. Scudder - sixteen.

Nonqualified Retirement Plan - Pension Component

     Because benefits from the Company’s consolidated defined benefit pension plan are subject to limitations under the Internal Revenue Code (the “Code”), during 1989 the Company’s Board of Directors authorized the establishment of a nonqualified pension component (“nonqualified pension”) to the Company’s Nonqualified Retirement Plan. The nonqualified pension provides for additional pension payments from the general assets of the Company for amounts which would have been paid to participants under the actuarially-based pension formula of the Company’s consolidated defined benefit pension plan absent the compensation limitations of the Code. In order to reduce the administrative burden associated with the maintenance of a nonqualified pension, the Board of Directors approved the crediting as deferred compensation of the present value of the nonqualified vested pension benefits accrued during the year for each executive affected by the compensation limits of the Code. Amounts credited in 2002 as deferred compensation for 2001 service to the executives listed in the Summary Compensation Table were as follows: Robert P. O’Meara - $337,613; John M. O’Meara - $178,080; Michael L. Scudder - $6,666; Thomas J. Schwartz - $60,333; and Mark M. Dietrich - $24,934.

Executive Employment Agreements

     In order to advance the interests of the Company by enabling the Company to attract and retain the services of key executives upon which the successful operations of the Company are largely dependent, the Board of Directors has authorized the Compensation Committee (the “Committee”) to tender Employment/Change in Control Agreements to these key executives (the “Agreements”). The Committee has determined that the following current executives are eligible for the Agreements: Class I Agreement - John M. O’Meara; Class II Agreements - Michael L. Scudder, Thomas J. Schwartz and Mark M. Dietrich and nine other senior executives of the Company and the Bank; and Class III Agreements - ninety senior executives of the Company and the Bank.

     The Agreements have an initial term of two years for Classes I and II and one year for Class III Agreements and automatically renew, unless ninety days notice of non-renewal is provided to the other party. If an executive’s employment is terminated prior to the expiration of the Agreement or by the providing of notice of non-renewal, or if the executive is constructively discharged (for example, as a result of a material reduction in responsibilities or compensation, or other material breach of the Agreement by the Company), the executive is entitled to a severance benefit of: twelve months base pay for Class I executives and six months base pay for Class II and III executives; a pro rata short-term bonus award; and a limited amount of health care benefits and outplacement counseling benefits. If the executive remains unemployed at the end of such time periods, an additional amount of limited severance pay and benefits may be provided at the discretion of the Company.

     Upon a change in control, as defined in the Agreements, the term of each of Agreement is extended three, two and one year(s) for Class I, II and III executives, respectively, from the date of the change in control. An executive who is terminated or constructively discharged after a change in control is entitled to a lump sum payment of the aggregate value (three, two and one time(s) such value for Classes I, II and III, respectively) of the sum of the following benefits: severance pay (base salary and short-term bonus awards); perquisites to which the executive was entitled on the date of the change in control; a limited amount of group health care benefits; and contributions for benefits expected to be made to the Company’s tax-qualified and nonqualified retirement plans. Executives under Agreement are also entitled to a limited amount of outplacement counseling.

     Supplemental compensation will also be provided to mitigate the effects of any excise taxes applicable to payments under the Agreements after a change in control. Each executive under Agreement is subject to a confidentiality provision. If the executive voluntarily terminates employment prior to a change in control, the executive will be subject to noncompetition and nonsolicitation provisions.

Retirement and Consulting Agreement

     The Company entered into a Retirement and Consulting Agreement with Robert P. O’Meara, Chairman of the Board, in connection with Mr. O’Meara’s retirement from the position of Chief Executive Officer, effective December 31, 2002, and his subsequent retirement from employment effective April 30, 2003. The agreement provides for his nomination for election as a director at the Annual Meeting, for consideration for nomination for re-election in 2006 and for appointment to the Board of Directors of the Bank so long as he serves as a director of the Company. After his retirement on April 30, 2003, Mr. O’Meara will be compensated for his service as a Non-employee director of the Company and of the Bank. That agreement provides for adjustment of Mr. O’Meara’s annual salary to $150,000, effective January 1, 2003. Mr. O’Meara will not be entitled to receive any incentive compensation with respect to his service in 2003, but he will continue to participate in benefit plans during such period. Pursuant to the Agreement, Mr. O’Meara has agreed to provide consulting services to the Company through December 31, 2005, subject to earlier termination, and to noncompetition and nonsolicitation covenants through April 30, 2006. Mr. O’Meara will be paid an annual consulting fee of $150,000. In recognition of Mr. O’Meara’s long service to the Company, the agreement also provides for continuation of medical benefits for Mr. O’Meara and his spouse after retirement, the extension of a continuing participation agreement under the Omnibus Plan, financial and tax planning assistance for 2003, and office and support services while serving as a director or consultant to the Company.

Compensation Committee Report on Executive Compensation

     The Committee believes that the Company’s compensation strategy reflects the following: compensation should focus executives on achieving performance objectives that enhance shareholder value; compensation should motivate executives, both individually and collectively, to take actions that support the attainment of the Company’s mission and long and short-term objectives; and, compensation should enable the Company to attract and retain individuals who are in a position to contribute materially to the Company’s growth, development and financial success.

     Executive compensation consists of three primary, variable elements: a base salary; a potential cash bonus award under the Company’s Short-Term Incentive Plan; and a potential stock option or other award under the Omnibus Plan. In determining the appropriate mix among these elements, the Committee considers the results of compensation comparisons performed by the Company itself, the Company’s independent compensation consultant, and various industry associations. Additionally, the specific factors considered by the Committee in establishing executive compensation under each of these elements are discussed below.

Base Salary

     Executive base salaries are reviewed annually by the Committee and presented to the full Board for approval; executives who are members of the Board of Directors do not participate in the approval process. Executive base salaries are typically targeted at the competitive median for services performed in similar capacities in similarly-sized financial institutions, adjusted primarily for individual performance and also for other factors such as experience, responsibility and internal equity. Based upon the foregoing, the annual base salaries of Robert P. O’Meara, John M. O’Meara and Michael L. Scudder were fixed for 2002 as disclosed in the Summary Compensation Table.

First Midwest Bancorp, Inc. Short-Term Incentive Plan

     The First Midwest Bancorp, Inc. Short-Term Incentive Plan (the “Incentive Plan”), established in 1989, is an integral element of the compensation mix because the Incentive Plan specifically aligns the short-term performance goals of the Company and the Bank with the goals of the individual employees responsible for achieving such goals. There were 409 employees designated as Incentive Plan participants during 2002. Such employees are placed into one of eight participant categories based upon salary grade. Target awards are expressed as a percentage of base salary and ranged from 5% to 60% for 2002, depending upon participant category. (The 2002 target award was 60% for Robert P. O’Meara and John M. O’Meara and 40% for Michael L. Scudder, Thomas J. Schwartz and Mark M. Dietrich). Based upon the level of attainment of predetermined annual corporate performance goals as well as predetermined individual performance goals, an award ranging between 0% to 150% of the target can be earned. Based upon these criteria, the Summary Compensation Table lists the Incentive Plan cash bonus awards for 2002 for each executive listed.

First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan

     The First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan (the “Omnibus Plan”) allows the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance units and performance shares. To date, the Company has awarded only nonqualified stock options. The Omnibus Plan is administered by the Committee, and participants in the Omnibus Plan are selected from those employees who are in a position to contribute materially to the Company’s long-term growth, development and financial success. There are 104 employees currently participating in the Omnibus Plan. The exercise price of each stock option reflects the fair market value of a share of the Company’s Common Stock on the date of grant. Through the vesting schedule, the Committee seeks to motivate participants in the Omnibus Plan to enhance the long-term performance of First Midwest.

     Options granted to employees under the Omnibus Plan are generally awarded in February of each year. The Committee uses the Black-Scholes pricing model to determine a market-based number of options to be granted annually. Based upon the forgoing criteria, the Summary Compensation Table lists the annual stock option awards, together with reload stock options granted upon qualifying stock option exercises under the Omnibus Plan identified as NQSO under the Stock Option Grants in the 2002 table.

Chief Executive Officer Compensation

     Each element of Robert P. O’Meara’s Compensation for 2002 was determined without regard to his retirement as Chief Executive Officer as of the end of the year. Accordingly, his base salary was fixed for 2002 as disclosed in the Summary Compensation Table; his Incentive Plan cash bonus award for 2002 reflected the Company’s attainment of the predetermined annual performance goals previously described; and his 2002 stock option award under the Omnibus Plan reflected utilization of the Black-Scholes pricing model with no reduction based upon his performance.

Deductibility of Executive Compensation

     Internal Revenue Code Section 162(m) generally limits the corporate tax deduction for compensation paid to certain executive officers to $1 million, unless certain conditions are met. The Committee’s objective is to structure First Midwest’s executive compensation programs to maximize the deductibility of executive compensation under the Code. In the event that the limitation on deductibility is exceeded, that amount of compensation in excess of the limitation will be automatically deferred pursuant to the terms of the First Midwest Nonqualified Retirement Plan.

Submitted by the Compensation Committee of the Company’s Board of Directors

O. Ralph Edwards, Chairman
Vernon A. Brunner
John L. Sterling

     The foregoing Report on Executive Compensation and the following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     During 2002, none of the members of the Committee served, or formerly served, as an officer or employee of the Company or any of its subsidiaries. Furthermore, none of the executive officers of the Company served as a director or member of the Committee of any other entity.

Stock Performance Graph

     The graph below illustrates, over a five-year period, the cumulative total return (defined as stock price appreciation and dividends) to shareholders from the Company’s Common Stock against a broad-market total return equity index and a published industry total return equity index. The broad-market total return equity index utilized in this comparison is the Standard & Poor’s 500 Stock Index (the “S&P 500”), a composite index of the equity performance of 500 representative companies within those industry groups deemed significant by Standard & Poor’s. The published industry total return equity index utilized in this comparison for 2002 is the Standard & Poor’s SmallCap Banks Index (the “S&P SmallCap Banks”) which is a composite index of the equity performance of 34 banking companies located throughout the United States which range in asset size from $1.8 billion to $13.2 billion and are of a median asset size of $5.6 billion. Prior to 2002, the published industry total return equity index utilized in this comparison was the S&P SuperCap Regional Banks Index, a composite index of the equity performance of 46 banking companies throughout the United States which range in asset size from $1.1 billion to $70.3 billion and are of a median asset size of $5.6 billion. No data has been published with respect to the SuperCap Regional Banks Index for 2002; no data from the S&P SmallCap Banks was published for periods prior to 2002.

Comparison of Five-Year Cumulative Total Return Among
the Company, the S&P 500 and the S&P SmallCap Banks (1)

	1997	1998	1999	2000	2001	2002

First Midwest	100	89	95	106	138	130
S&P 500	100	129	156	141	125	97
S&P SmallCap Banks (2)	100	95	84	116	133	142

(1)	Assumes $100 invested on December 31, 1997 in the Company’s Common Stock, the S & P 500 and the S & P Small Cap Banks with the reinvestment of all related dividends.
(2)	The S&P SuperCap Regional Banks Index for periods prior to 2002.

Audit Committee Report

     The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the external auditors’ qualifications and independence; and performance of the external auditors and the Company’s internal audit function. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by applicable listing standards of the National Association of Securities Dealers, Inc. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting principles, financial reporting policies, internal financial controls and audit procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles accepted in the United States.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees as currently in effect. Finally, the Audit Committee has considered whether the provision of certain services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditor’s independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles accepted in the United States or that the Company’s auditors are in fact “independent”.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

     The Audit Committee has also considered whether the provision by Ernst & Young LLP of services not related to the audit of the financial statements included in the Company’s Form 10-K and the reviews of the interim financial statements included in the Company’s Forms 10-Q for such year is compatible with maintaining their independence.

Submitted by the Audit Committee of the Company’s Board of Directors

Joseph W. England, Chairman
Bruce S. Chelberg
Thomas M. Garvin
Patrick J. McDonnell
J. Stephen Vanderwoude

     The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information, by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

     The following table sets forth, as of April 7, 2003, certain information as to the shares of Common Stock beneficially owned by each director and each executive officer in the Summary Compensation Table and by all directors and executive officers as a group. To the knowledge of the Company, no shareholder beneficially owns 5% or more of the outstanding Common Stock.

Beneficial Owner	Number of Shares (1)(2)	Percent Of Class	Number of Vested, Unexercised Stock Options Included in Shares Listed to Left

Vernon A. Brunner	18,660	*	11,177
Bruce S. Chelberg	42,395	*	11,177
William J. Cowlin (3)	771,455	1.6%	2,215
O. Ralph Edwards	24,085	*	11,177
Joseph W. England	21,872	*	11,177
Brother James Gaffney	9,240	*	9,142
Thomas M. Garvin	30,432	*	2,215
Patrick J. McDonnell	2,500	*	-
John M. O’Meara	800,915	1.7%	129,964
Robert P. O’Meara	949,388	2.0%	120,746
John L. Sterling	90,104	*	9,142
J. Stephen Vanderwoude	20,901	*	11,177
Michael L. Scudder	33,186	*	28,453
Thomas J. Schwartz	118,311	*	28,563
Mark M. Dietrich	39,496	*	23,057

     As a group (nineteen persons), all directors and executive officers beneficially own 3,038,037 shares (6.5%) of Common Stock.

*	Less than 1%
(1)	The number of shares stated are based on information furnished by the persons listed and include shares personally owned of record by each person and shares which under applicable regulations are deemed to be otherwise beneficially owned by each person including shares allocated to directors and executive officers under the Employee Benefits Plans. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within sixty days.

(2)	The Profit Sharing Plan holds 1,997,359 (4.3%) shares of Common Stock. Pursuant to the Profit Sharing Plan, participants exercise voting rights with respect to the portion of the shares of Common Stock allocated to their accounts and also direct the Trustee with respect to the investment of their accounts among the investment funds maintained under the Profit Sharing Plan account of the persons and groups listed above are included in the above table.

(3)	The above amount does not include the 987,496 shares (2%) held by William J. Cowlin’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and other persons who own more than ten percent of the outstanding First Midwest Common Stock, to file reports of their stock ownership and changes in their ownership with the Securities and Exchange Commission and the NASD. These same people must also furnish First Midwest with copies of these reports.

     We helped our executive officers and directors to prepare and file the required reports. We established procedures where the executive officers and directors provide us with the relevant information regarding their transaction in First Midwest shares. Based on this information, we prepare and file the required ownership reports on behalf of the executive officers and directors. In addition, our executive officers and directors have made written statements to us regarding their First Midwest stock ownership. Based on a review of these reports and statements, we believe that our executive officers and directors have fully complied with the reporting requirements of Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, through the Bank, has made loans and had transactions with certain of its executive officers and directors. However, all such loans and transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT AUDITORS

     The Board of Directors has retained Ernst & Young LLP as the Company’s independent auditors for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003. A representative of Ernst & Young will be present at the Annual Meeting and available to respond to questions.

Audit Fees

     Ernst & Young has billed the Company $260,000, in the aggregate, for professional services rendered by it for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the interim financial statements included in the Company’s Quarterly Reports on Forms 10-Q filed with the Securities and Exchange Commission during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

     Ernst & Young provided no professional services to the Company of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2002.

All Other Fees

     Ernst & Young has billed the Company $202,800 in the aggregate for all other services rendered by it, exclusive of those described above under “Audit Fees”, during the fiscal year ended December 31, 2002. This amount includes non-audit services of $119,300 and audit-related services of $83,500, primarily for employee benefit plan audits and accounting consultations. Non-audit services generally include tax return review and tax consultation services.

Other Auditors

     The Board of Directors has retained Crowe, Chizek and Company LLP to perform certain internal audit services for the Company for the fiscal year ending December 31, 2003.

OTHER BUSINESS

     Currently, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders, and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should be brought before the Annual Meeting, proxies would vote or act in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

     Shareholders may make proposals to be considered at the 2004 Annual Meeting. To be included the Proxy Statement and Form of Proxy for the 2004 Annual Meeting, shareholder proposals must received not later than December 18, 2003 at the Company’s executive offices at 300 Park Boulevard, 400, Itasca, Illinois 60143.

NOTICE OF BUSINESS TO BE CONDUCTED AT MEETING

     The Company’s Restated Certificate of Incorporation provides that no business may be brought before an annual meeting of shareholders unless specified in the notice of meeting; otherwise brought the meeting by or at the direction of the Board of Directors; or brought by a shareholder who has notified Company (containing certain information specified in the Restated Certificate of Incorporation) not less 120 or more than 180 days before the date of the meeting. If the Company provides less than 130 notice or public disclosure of the date of an annual meeting, then a shareholder may bring business that meeting if the Company receives notice from that shareholder within 10 days of the Company’s notice public disclosure.

     A copy of the full text of the provisions discussed above may be obtained by requesting them from Corporate Secretary, First Midwest Bancorp, Inc., 300 Park Boulevard, Suite 400, Itasca, IL 60143.

By order of the Board of Directors:

Steven H. Shapiro
Executive Vice President and
Corporate Secretary

OPTIONS FOR SUBMITTING PROXY

FIRST MIDWEST BANCORP, INC. 300 PARK BLVD., SUITE 400 P.O. BOX 459 ITASCA, IL 60143-9768

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 19, 2003. Have your proxy direction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 19, 2003. Have your proxy direction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy direction card and return it in the postage-paid envelope we've provided or return to First Midwest Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FRSTM1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST MIDWEST BANCORP, INC.
The Board of Directors Recommends a Vote FOR the Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual, mark "For All Except" and write the nominee's number onthe line below.

Vote On Directors
1. ELECTION OF DIRECTORS:	|_|	|_|	|_|
Nominees: 01) Bruce S. Chelberg
02) Joseph W. England
03) Patrick J. McDonnell
04) Robert P. O'Meara

The Proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a respective capacity should give full title.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

FIRST MIDWEST BANCORP, INC.
PROXY

     Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders to be Held May 20, 2003

The undersigned hereby appoints Steven H. Shapiro, Barbara E. Briick and Andrea L. Stangl, or any of them, each with full power of substitution, to represent and act as proxies of the undersigned, and to vote, as designated on the reverse side, all shares of First Midwest Bancorp, Inc. (the “Company”) Common Stock held of record by the undersigned on April 7, 2003 at the Annual Meeting of Shareholders of the Company to be held on May 20, 2003 or any adjournment or postponement thereof as fully as the undersigned might or could do if personally present.

If shares of the Company's Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attached to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective trustee of each applicable Voting Plan to vote in the undersigned's name and/or account under such Voting Plan, as designated on the reverse side, all shares of the Company's Common Stock subject to voting direction by the undersigned at the 2003 Annual Meeting of Shareholders or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (i) FOR the election of all Nominees for Director; and (ii) as to any other item of business as may properly come before the 2003 Annual Meeting of Shareholders or any adjournment or postponement thereof, at the discretion of named proxies.

(Continued, and to be signed and dated, on the reverse side)